Exhibit 21
MASCO CORPORATION
(a Delaware corporation)
Subsidiaries as of January 31, 2007*

Jurisdiction of
Name	Incorporation or Organization

Airex, LLC	Michigan
Alsons Corporation	Michigan
American Shower & Bath Corporation	Michigan
Aqua Glass Corporation	Tennessee
Tombigbee Transport Corporation	Tennessee
Aran World, Inc.	Delaware
Arrow Fastener Co., Inc.	New Jersey
Thematic Advertising Productions, LLC	New Jersey
Behr Holdings Corporation	Delaware
Behr Process Corporation	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Alberta, Canada
BPC Realty LLC	Delaware
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Brass-Craft Manufacturing Company	Michigan
Masco Canada Limited	Canada
Tempered Products, Inc.	Taiwan
Brasstech, Inc.	California
Brasstech de Mexico, S.A. DE C.V. (99%)	Mexico
Brush Creek Ranch II, Inc.	Missouri
BuildLogix, Inc.	Delaware
Cal-Style Furniture Mfg. Co.	California
Cobra Products, Inc.	Delaware
d-Scan, Inc.	Delaware
EnergySense, Inc.	Delaware
Epic Fine Arts Company	Delaware
Beacon Hill Fine Art Corporation	New York
Canyon Road Corporation	New Mexico
H & H Tube & Manufacturing Company	Michigan

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Hansgrohe AG (37.35%) Masco GmbH owns 27% of Hansgrohe AG	Germany
(see subsidiaries listed under Hansgrohe AG under Masco GmbH)
Jarry Realty, Inc.	Florida
KraftMaid Cabinetry, Inc.	Ohio
KraftMaid Trucking, Inc.	Ohio
Landex, Inc.	Michigan
Brasstech de Mexico, S.A. DE C.V. (1%)	Mexico
DM Land, LLC	Michigan
Tapicerias Pacifico, SA de CV (1%)	Mexico
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Liberty Hardware Logistics (Shenzen) Co. Ltd.	China
Masco Administrative Services, Inc.	Delaware
Masco Asia Pacific Pte Ltd	Singapore
Masco Building Products Corp.	Delaware
Weiser Thailand	Thailand
Masco Capital Corporation	Delaware
Masco Conference Training Center: Metamora, Inc.	Michigan
Masco Corporation of Indiana	Indiana
Delta Faucet (China) Co. Ltd.	China
Delta Faucet (Korea)	Korea
Delta Faucet Company of Tennessee	Delaware
Delta Faucet of Oklahoma, Inc.	Delaware
Masco de Puerto Rico, Inc.	Puerto Rico
Masco Europe, Inc.	Delaware
Masco Europe SCS (48.5%)	Luxembourg
Masco Europe S.á.r.l.	Luxembourg
Damixa ApS	Denmark
Damixa Armaturen GmbH	Germany
Damixa Nederland B.V.	Netherlands
Damixa N.V./S.A.	Belgium
Damixa SARL	France
Glass Idromassaggio Srl (49%)	Italy
KS Beheer BV	Netherlands
Intermart Insaat Malzemeleri Sanayi ve Ticaret AS	Turkey

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Masco Belgium BVBA	Belgium
Thermic Italia S.r.l.	Italy
Masco Corporation Limited	United Kingdom
Avocet Hardware Limited	United Kingdom
Avocet Hardware (Taiwan) Ltd.	Taiwan
Avocet Security Products (Dongguan) Ltd.	China
Avocet Security Products (Hong Kong) Ltd.	Hong Kong
Avocet Security Products (Suzhou) Company Limited (51%)	China
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Griffin Windows Limited	United Kingdom
Techniglass Limited	United Kingdom
Liberty Hardware Mfg U.K. Limited	United Kingdom
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Premier Manufacturing (PVCu) Limited	United Kingdom
Premier Trade Windows (Wales & West) Ltd.	United Kingdom
Stormfront Door Limited	United Kingdom
Masco Denmark ApS	Denmark
Tvilum-Scanbirk ApS	Denmark
Tvilum-Scanbirk GmbH	Germany
Masco Europe Inc. Financial SCS	Luxembourg
Masco Europe Financial SARL	Luxembourg
Masco International Services BVBA	Belgium
Masco Germany Holding	Germany
Masco GmbH	Germany
Alfred Reinecke GmbH & Co. KG	Germany
Glass Idromassaggio (51%)	Italy
Aquastyle Poland	Poland
S.T.S.R.	Italy
Hansgrohe AG (27%)	Germany
Hansgrohe D	Germany

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Hansgrohe International, Gmbh	Germany
C.P.T. Holding B.V.	Netherlands
Hans Grohe AG	Switzerland
Hans Grohe B.V.	Netherlands
Hans Grohe CS, s.r.o.	Czech Republic
Hans Grohe Hdl.ges.m.b.H.	Austria
Hans Grohe Kft	Hungary
Hans Grohe Limited.	United Kingdom
Hans Grohe Pte. Ltd.	Singapore
Hans Grohe S.A.	Belgium
Hans Grohe Sp. Z.o.o.	Poland
Hans Grohe Wasselonne, S.A.	France
Hansgrohe A.B.	Sweden
Hansgrohe A/S	Denmark
Hansgrohe Japan	Japan
Hansgrohe Ltd.	China
Hansgrohe Middle East & Africa	Cyprus
Hansgrohe S.A.	Spain
Hansgrohe S.A.R.L.	France
Hansgrohe S.R.L.	Italy
Hansgrohe, Inc.	Georgia
Pontos GmbH	Germany
Horst Breuer GmbH & Co. KG	Germany
Hueppe Belgium N.V./S.A.	Belgium
Hueppe B.V.	Netherlands
Hueppe GmbH	Austria
Hueppe GmbH & Co.	Germany
Hueppe Kft.	Hungary
Hueppe Sarl	France

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name		Incorporation or Organization

	Hueppe Sp. z.o.o.	Poland
	Hueppe SRO	Czech Republic
	Hueppe Switzerland	Switzerland
	Hueppe S.r.l.	Italy
	Reser SL	Spain
	Masco Ireland Ltd.	Ireland
	Metalurgica Recor, S.A.	Portugal
	The Heating Company BVBA (formerly Vasco BVBA)	Belgium
	The Heating Company — Netherlands BV (fka Masco B.V.)	Netherlands
	Brugman International, B.V.	Netherlands
	Brugman Activa Sp.z.o.z. Poland (48.5%)	Poland
	Brugman Fabryka Grzejnikow	Poland
	Brugman France SARL	France
	Brugman Industrie Sp. z.o.o.	Poland
	Brugman Polska Sp. z.o.o.	Poland
	Brugman Radiatorenfabriek B.V.	Netherlands
	The Heating Company Denmark (fka Northor AS)	Denmark
	The Heating Company Germany GmbH (fka Brugman GmbH)	Germany
	LTV Transport BVBA	Belgium
	Superia Radiatoren, BVBA	Belgium
	Vamic BV	Netherlands
	Vasco BC Sarl	France
	Vasco BVBA (formerly Vasco Imperial Europe)	Belgium
	Vasco GesmbH	Austria
	Vasco GmbH	Germany
	Vasco Limited	United Kingdom
	Vasco sp z.o.o.	Poland
	Watkins Europe BVBA	Belgium
Peerless Sales Corporation		Delaware
Masco Europe SCS (51.5%)		Luxembourg
Masco Product Design, Inc.		Delaware

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Masco Retail Sales Support, Inc.	Delaware
KraftMaid Sales and Distribution, LLC	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Mill’s Pride Store Support, LLC	Delaware
Masco Services Group Corp.	Delaware
Masco Contractor Services, LLC	Delaware
American National Services, Inc.	California
Coast Insulation Contractors, Inc.	California
InsulPro Projects, Inc.	Washington
Sacramento Insulation Contractors	California
Schmid Insulation Contractors, Inc.	California
Superior Contracting Corporation	Delaware
Builder Services Group, Inc.	Florida
Cabinet Supply, Inc.	Delaware
InsulPro Industries Inc.	Canada
Western Insulation Holdings, LLC	California
Western Insulation, L.P. (1%)	California
Western Insulation, L.P. (99%)	California
Williams Consolidated Delaware LLC	Delaware
Williams Consolidated I, Ltd. (99%)	Texas
Williams Consolidated I, Ltd. (1%)	Texas
Service Partners, LLC	Virginia
Blow in Blanket, LLC	Virginia
Cell-Pak, LLC	Alabama
Denver Southwest, LLC	North Carolina
Denver Southwest, LP (1%)	Virginia
Denver Southwest, LP (99%)	Virginia
East Coast Insulation Sales, LLC	Virginia
Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Virginia
Insul-Mart, LLC	Virginia
Insulation Sales of Michigan, LLC	Virginia
Johnson Products, LLC	Virginia
Lilienthal Insulation Company, LLC	Virginia
Moore Products, LLC	Virginia

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Virginia
Service Partners Supply, LLC	California
Service Partners Northwest, LLC	Virginia
Thermoguard Insulation Company, LLC	Virginia
Service Partners of Florida, LLC	Virginia
Service Partners of Georgia, LLC	Virginia
Service Partners of the Carolinas, LLC	Virginia
Vest Insulation, LLC	Virginia
Service Partners Gutter Supply, LLC	Virginia
Masco Services, Inc.	Delaware
Masco Support Services, Inc.	Delaware
Mascomex S.A. de C.V.	Mexico
Masterchem Brands, Inc.	Missouri
Merillat Industries, LLC	Delaware
Masco Cabinetry Holdings, Inc.	Delaware
Masco Cabinetry, L.L.C.	Delaware
Texwood Industries, L.P. (99%)	Delaware
Merillat LP (1%)	Delaware
Texwood Holdings LLC	Delaware
Merillat LP (99%)	Delaware
Texwood Industries, L.P. (1%)	Delaware
Merillat Transportation Company	Delaware
Milgard Manufacturing Incorporated	Washington
Class Fund, LLC	Delaware
Mill’s Pride, Inc.	Connecticut
Mill’s Pride Limited Partnership (99%)	Ohio
Mill’s Pride Pennsylvania, LLC	Ohio
Mill’s Pride LLC	Ohio
Mill’s Pride Limited Partnership (1%)	Ohio
Mill’s Pride Premier, Inc.	Ohio
Premier Vanity Tops L.L.C.	Ohio
Mirolin Industries Corp.	Ontario
Morgantown Plastics Company	Delaware
NCFII Holdings Inc.	Delaware
North Carolina STM, Inc.	Delaware
Universal Furniture Limited	Delaware

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

RDJ Limited	Bahamas
Arrow Fastener (U.K.) Limited	United Kingdom
Jardel Distributors, Inc.	Canada
Vapor Tech (China) Co. Ltd.	British Virgin Islds
Vapor Tech (China) WOFE	China
Vapor Technologies, Inc.	Delaware
Watkins Manufacturing Corporation	California
Hot Spring Spas New Zealand (50%)	New Zealand
Tapicerias Pacifico, SA de CV (99%)	Mexico

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.